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                                                                    EXHIBIT 10.2


                       FOURTH ADDENDUM TO LEASE AGREEMENT

       This Fourth Addendum to Lease Agreement (the "Fourth Addendum") is made effective as of the 25 day of October, 2000, by and among JEMAL'S/CAYRE 6010 EXECUTIVE BLVD. L.L.C. ("Landlord") and INFORMAX, INC. ("Tenant");

       Whereas, Landlord and Tenant executed an Office Lease Agreement dated March 31, 1999 (the "Lease") for Twelve Thousand Six Hundred Twenty Four (12,624) square feet of space (the "Initial Premises") on the tenth floor of the Building located at 6010 Executive Blvd., Rockville, Maryland (the "Building");

       Whereas, by Addendum to Lease dated July 8, 1999 (the "Addendum"), the parties amended the Lease by adding an additional 5,600 square feet of space to the Premises (the "New Space"), increasing the total square footage of the Premises to 18,224;

       Whereas, by Second Addendum to Lease dated as of February 1, 2000 (the "Second Addendum"), the parties amended the Lease by adding an additional 3,076 square feet of space to the Premises (the "Expansion Space"), increasing the total square footage of the Premises to 21,300 square feet;

       Whereas, by Third Addendum to Lease dated as of May 19, 2000 (the "Third Addendum"), the parties amended the Lease by adding an additional 3,076 square feet of space to the Premises (the "Expansion Space"), increasing the total square footage of the Premises to 24,376 square feet;

       Whereas, Tenant now wishes to lease additional space at the Building and Landlord is willing to rent Tenant such additional space all in accordance with the terms hereinafter set forth;

       Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. MODIFICATION TO LEASE. The terms of this Fourth Addendum shall be deemed to modify and supplement the terms of the Lease as amended by the Addendum and Second Addendum and in the event of any inconsistencies the terms of this Fourth Addendum shall control. All references herein and in the future to the "Lease", unless the context is clearly otherwise, shall be deemed to be the Lease as amended by the Addendum, the Second Addendum, the Third Addendum and this Fourth Addendum. All capitalized terms used herein shall have the meanings as set forth in the Lease, unless otherwise expressly defined herein.

       2. EXPANSION SPACE. Landlord hereby leases to the Tenant the additional space as depicted on Exhibit A hereto as the "Fourth Expansion Space" being an additional Three Thousand Eight Hundred Ninety (3890) square feet, including core factor, located on the second (2nd) floor at the Building. The Net Rentable Area of the Fourth Expansion Space has been

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determined in the manner set forth in Section 1.01. H. of the Lease. Hereafter, the "Net Rentable Area of the Premises" for all purposes of the Lease shall be 28,266 square feet (being the sum of Net Rentable Area of (i) the Expansion Space (ii) the New Space; (iii) the Initial Premises; (iv) the Third Expansion Space and (v) the Fifth Expansion Space. The Tenant's Pro-Rata share under the Lease after the date of this Fourth Addendum shall be 23.47%. All references to Premises in the Lease, as amended by this Fourth Addendum, the Third Addendum, the Second Addendum and the Addendum, "Premises", shall include the Initial Premises, the New Space, the Expansion Space the Third Expansion Space, the Fourth Expansion Space.

       3. ANNUAL BASE RENT. Commencing on the Fourth Commencement Date (as defined below), the annual Base Rent for the second Lease Year for the Premises (which includes the New Space, the Expansion Space, the Third Expansion Space, the Fourth Expansion Space and the Initial Premises) shall be adjusted and shall equal the sum of (i) the product of $24.98 multiplied by 21,300 square feet; and
(ii) the product of $28.50 multiplied by 6966 being the Net Rentable Area of the Third Expansion Space and the Fourth Expansion Space. The Base Rent, as determined above, shall be adjusted on the first day of each successive Lease Year, starting with the Third Lease Year, in the manner set forth in the Lease. The Fourth Commencement Date shall be November 1, 2000. Tenant may take occupancy of the Fourth Commencement Date upon final execution of this Fourth Addendum for the purpose of commencing "Tenant Improvements" to the Fourth Expansion Space.

       4. ADDITIONAL SECURITY DEPOSIT. Upon execution of this Fourth Addendum, the Tenant shall pay to Landlord the sum of $9238.75, such amount to be added to and become part of the "Deposit" under Section 7.01 of the Lease, as increased under Paragraph 4 of the Fourth Addendum.

       5. ADDITIONAL PARKING PERMITS. The number of parking permits set forth in
Section 3.01, as previously amended, is hereby increased from "60" to "71", effective upon Tenant taking occupancy of the Fourth Expansion Space.

       6. IMPROVEMENTS TO FOURTH EXPANSION SPACE. The Fourth Expansion Space shall be delivered in "AS IS" condition, and Tenant shall undertake all improvements to the Fourth Expansion Space at its expense in accordance with the provisions of ARTICLE IV of the Lease. Notwithstanding the foregoing, the "Allowance payable by Landlord for the Fourth Expansion Space shall be $10.00 per rentable square foot of the Fourth Expansion Space, payable upon completion of the improvements to the Fourth Expansion Space and otherwise in conformance with the terms of Article IV of the Lease. Landlord have no obligations to make any improvements to the Fourth Expansion Space.

       7. APPLICABILITY OF LEASE. Subsequent to the date of this Fourth Addendum, all references in the Lease to the "Demised Premises" or "Premises" shall include the Initial Premises as set forth in the Lease and the (i) New Space; (ii) Expansion Space; (iii) Third Expansion Space; and (iv) Fourth Expansion Space. It is the intent of the parties that except as

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otherwise expressly provided herein, the use and occupancy of the Fourth
Expansion Space shall be subject to all the terms and conditions of the Lease, as if the Fourth Expansion Space was originally included as part of the Premises. Except as otherwise expressly provided herein, all the terms of the Lease, as previously amended by the Addendum, and the Second Addendum and Third Addendum, shall remain in full force and effect and shall not be modified or otherwise effected by this Fourth Addendum. The parties acknowledge that the Lease, as amended, currently is in full force and effect, and that currently no defaults exist thereunder.

       8. ENTIRE AGREEMENT. This Fourth Addendum constitutes the entire understanding of the parties hereto relating to the subject matter hereof, and shall be binding upon, and inure to the benefit of, the parties hereto, and their permitted successors and assigns. This Fourth Addendum may not be amended except by a writing signed by all the parties hereto.

       In Witness Whereof, the parties have signed this Fourth Addendum to Lease Agreement effective this 29 day of September 2000.


JEMAL'S/CAYRE 6010 EXECUTIVE BLVD. L.L.C.


By: /s/ Douglas Jemal
   ---------------------------
   Douglas Jemal, Authorized Member




INFORMAX, INC.


   BY: /s/ JAMES E. BERNSTEIN
      ---------------------------

   JAMES E. BERNSTEIN
   ---------------------------
   CHIEF OPERATING OFFICER
   ---------------------------



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